UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

 ________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 2, 2017

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Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
   ________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On June 8, 2017, Bravo Brio Restaurant Group, Inc. (the “Company”), certain subsidiary guarantors of the Company, Wells Fargo Bank, National Association, as administrative agent, and certain lenders under the Company’s Credit Agreement, dated as of November 5, 2014, by and among the Company, as borrower, the domestic subsidiaries of the borrower, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, KeyBank National Association as documentation agent, and Wells Fargo Securities, LLC, Keybanc Capital Markets, Inc. and Merril Lynch, Pierce, Fenner & Smith, Inc., as co-lead arrangers and joint book managers, as amended pursuant to that certain First Amendment to Credit Agreement and Waiver, dated as of October 31, 2016 (the “Credit Agreement”) entered into a Waiver Agreement (the “Waiver Agreement”).
On June 2, 2017, the Company received notice from Wells Fargo Bank, as administrative agent under the Credit Agreement, of the occurrence of certain Events of Default under the Credit Agreement. The Waiver Agreement waives such Events of Defaults by the Company under the Credit Agreement relating to the Company’s non-compliance with the Consolidated Lease-Adjusted Leverage Ratio contained in the Credit Agreement which arose out of the Company’s requests for, and borrowings of, Swingline Loans made between May 8, 2017 and June 2, 2017. Pursuant to and subject to the terms of the Waiver Agreement, the Required Lenders waived such existing events of default.
The Waiver Agreement additionally provides that from the date of the Waiver Agreement until the earlier of (x) July 14, 2017 or (y) the occurrence of any other Default or Event of Default (the “Effective Period”), after giving effect to any Revolving Loan and/or Swingline Loan made during the Effective Period, the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding and (ii) the aggregate principal amount of all Swingline Loans then outstanding will not exceed $15,000,000 at any time during the Effective Period.
Absent further consent from the Required Lenders, the waiver will expire upon the termination of the Effective Period.
As of the date of the Waiver Agreement, the aggregate amount outstanding under the Credit Agreement was approximately $42.7 million.
The disclosure herein regarding the Waiver Agreement does not purport to be complete and is qualified in its entirety to the full text of the Waiver Agreement, which is filed as exhibit 10.1 hereto and is incorporated herein by reference. The Waiver Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. In addition, any defined terms used in the foregoing summaries which are not otherwise defined have the meaning given to such terms in the Credit Agreement or Wavier Agreement, respectively.
Item 2.04 Triggering Events that Accelerate or Increase a DFO or Obligation under an Off-Balance Sheet Arrangement.
The disclosure under Item 1.01 above is incorporated by reference in this Item 2.04.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1 Waiver Agreement, dated as of June 8, 2017, by and among Bravo Brio Restaurant Group, Inc., the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.
99.1 Press release dated June 8, 2017 entitled, “Bravo Brio Restaurant Group, Inc. Provides Business Update”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

June 8, 2017	By:	/s/ James J. O’Connor
	Name:	James J. O’Connor
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Bravo Brio Restaurant Group, Inc. Provides Business Update